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                                                                       EXHIBIT 5

                 [HASKELL SLAUGHTER & YOUNG, L.L.C. LETTERHEAD]

                                October 24, 1997



MedPartners, Inc.
3000 Galleria Tower, Suite 1000
Birmingham, Alabama 35244-2331

                     RE: REGISTRATION STATEMENT ON FORM S-8
          MEDPARTNERS, INC. 1997 LONG TERM INCENTIVE CORPORATION PLAN

Gentlemen:

     We have served as counsel for MedPartners, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,725,000 shares of the Company's authorized Common Stock, par value $0.001 per share (the "Shares") to be issued to participants in the Company's 1997 Long Term Incentive Compensation Plan (the "Plan") pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement"). This opinion is furnished to you pursuant to the requirements of Form S-8.

        In connection with this opinion, we have examined and are familiar with originals for copies (certified or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and to the authorization and
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MedPartners, Inc.
June 27, 1997
Page 2


issuance of the Shares and the authorization and adoption of the Agreement as we have deemed necessary and appropriate.

        Based upon the foregoing, and having regard for such legal consideration as we have deemed relevant, it is our opinion that:

        1.      The Shares have been duly authorized.

        2. Upon issuance, sale and delivery of the Shares as contemplated in the Registration Statement and the Agreement, the Shares will be legally issued, fully paid and nonassessable.

     We do hereby consent to any references to our firm in the Registration Statement and to the filing of this Opinion as an Exhibit thereto.

                                Very truly yours,

                                HASKELL SLAUGHTER & YOUNG, L.L.C.


                                By : /s/ Donald T. Locke
                                     --------------------------
                                     Donald T. Locke